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                                                                    EXHIBIT 10.4

                             CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made as of June 30, 1999 by NET VALUE HOLDINGS, INC., a Delaware corporation (the "Company"), and BARRY UPHOFF, an individual resident of the State of Illinois (the "Consultant").

                                   RECITALS

     Strategicus Partners, Inc. and the Company, expect to enter into a merger transaction (the "Merger"), in which the Company will be the surviving corporation. In connection with the Merger, the Company desires to retain the Consultant, and the Consultant desires to provide services to the Company, upon the terms and conditions set forth in this Agreement. This Agreement replaces and supercedes the Employment Agreement executed by the parties on or about June 17, 1999,

                                   AGREEMENT

     The parties, intending to be legally bound, hereby agree as follows:

     1.   DEFINITIONS

     For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Agreement" means this Consulting Agreement, as amended from time to time.

     "Board of Directors" means the board of directors of the Company.

     "Effective Date" means the date of the closing of the Merger between the Company and Strategicus Partners, Inc., in which the Company shall be the surviving corporation.

     "Promissory Note" is defined as the Promissory Note executed and delivered by the Consultant to the Company on or about June 16, 1999 in the original principal amount of $267,000.

     2.   ENGAGEMENT

     The Consultant will have such duties as are assigned or delegated to the Consultant by the Board of Directors, and will initially serve as Chairman of the Company's Board of Directors. The Consultant shall continue to be employed on a full-time basis by Diamond Technology Partners, Inc. during the term of this Agreement, and the duties assigned to Consultant by the Board of Directors will take this into account. Subject to his obligations to Diamond Technology Partners, Consultant agrees to perform in good faith and to the best of his ability all services which may be required of him hereunder and will devote his best efforts and such business time, skill, attention and energies as are reasonably necessary to perform his duties and responsibilities under this Agreement and to promote the success of the Company's business. It is contemplated that Consultant's duties for the Company will consist of attending meetings of the Board of Directors, assisting with the raising of
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capital for the Company, evaluating transactions and advising portfolio companies on business and technology issues.

     3.   RETAINER

     The Consultant will be paid a monthly retainer of $500.00, which will be payable on the last business day of each month during the term of this Agreement.

     4.   EXPENSE REIMBURSEMENT

     The Company will reimburse the Consultant for all reasonable expenses incurred by the Consultant at the request of, or on behalf of, the Company in the performance of the Consultant's duties pursuant to this Agreement, including without limitation reasonable expenses incurred by the Consultant in attending conventions, seminars, other business meetings and for promotional expenses, provided that any such activities must be related to the Company's business and all individual expenses (or those aggregated for a single convention, seminar or other business trip) greater than $2,000 must be approved in advance by the Board of Directors or the Chief Executive Officer. The Consultant must file expense reports with respect to such expenses in accordance with the Company's policies.

     5.   TERMINATION

          5.1  RIGHT TO TERMINATE

          The Company and/or Andrew Panzo (in his sole discretion) may terminate the Engagement and all of the Company's obligations under this Agreement at any time and for any reason.

          5.2  RIGHTS UPON TERMINATION

          If the engagement is terminated, the Consultant shall have no further rights against the Company hereunder, except for the right to receive (i) any unpaid retainer with respect to the period prior to the effective date of termination, (ii) reimbursement of expenses to which the Consultant is entitled, and (iii) stock certificates for any shares of the Company's common stock owned by the Consultant which vested prior to the effective date of termination and for a period of 60 days immediately following the date of termination.

     6.   NON-DISCLOSURE COVENANT

     The Company and the Consultant acknowledge that the services to be performed by the Consultant under this Agreement are unique and valuable and that, as a result of the Consultant's engagement, the Consultant will be in a relationship of confidence and trust with the Company and will come into possession of "Confidential Information" (i) owned or controlled by the Company and its subsidiaries and affiliates; (ii) in the possession of the Company and its subsidiaries and affiliates and belonging to third parties; or (iii) conceived, originated, discovered or developed, in whole or in part, by the Consultant. As used herein "Confidential Information" means trade secrets

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and other confidential or proprietary business, technical, personnel or financial information of the Company, whether or not the Consultant's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, consumer names, ID's or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes that are not readily available to the public, even such items not specifically marked as a trade secret or confidential, unless the Company advises the Consultant otherwise in writing or unless the information has been shared by the Company with entities not bound by non-disclosure agreements. In consideration of the fees to be paid or provided to the Consultant by the Company under this Agreement, the Consultant agrees not to directly or indirectly use or disclose to anyone, either during the term of this Agreement or after the termination of this Agreement, except in the performance of his duties as described in this Agreement or with the Company's prior written consent, any Confidential Information of the Company. This non-disclosure covenant does not apply to information (i) that is disclosed or becomes public through another source; (ii) which the Consultant is required to disclose pursuant to court order, subpoena or applicable law (provided that the Consultant will use reasonable efforts to provide the Company with prompt notice of any such requests or requirement so that the Company may seek an appropriate protective order); or (iii) which is disclosed in any proceeding to enforce or interpret this Agreement. The Consultant agrees that in the event of the termination this Agreement for any reason, the Consultant will deliver to the Company, upon request, all property belonging to the Company, including all documents and materials of any nature pertaining to the Consultant's engagement with the Company and will not take with him any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information.

     7.   NON-COMPETITION

     During the term of this Agreement and for a one-year period after termination of this Agreement for any reason, the Consultant agrees that he shall not (a) work for or be interested in any business which serves as a holding company primarily for the purpose of acquiring entities whose products and services are delivered to consumers over the Internet ("Internet Entities"),
(b) engage or be interested in or receive any compensation from any business in which the services to be rendered by the Consultant to such business directly relates to services or products which are directly competitive with "primary" services or products offered by the Company or a subsidiary or affiliate of the Company at the effective date of the termination of this Agreement or (c) induce or attempt to induce any employee, agent or customer of the Company or any of its subsidiaries or affiliates to terminate or reduce the scope of his, her or its relationship with the Company. A product or service shall be deemed "primary" only if such service or product constitutes a primary component of the core business of the Company or its majority-owned subsidiaries and affiliates on the effective date of termination of this Agreement. For the purposes of this Agreement, the term "work for or be interested in" a business means that the Consultant is a stockholder, director, officer, employee, partner, individual proprietor, lender or consultant with that business, but not if (i) his interest is

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limited solely to the passive ownership of five percent (5%) or less of any class of the equity or debt securities of a corporation whose shares are listed for trading on a national securities exchange or traded in the over-the-counter market, or (ii) he is interested in a company listed on Schedule 7 hereto, or after termination hereof, works for such company; provided however, that so long as this non-competition agreement is in effect, the Consultant shall not work for a company listed on Schedule 7 if such company serves as a holding company primarily for the purpose of acquiring Internet Entities. In the event that any part of this Section 7 is adjudged invalid or unenforceable by any court of record, board of arbitration or judicial or quasi judicial entity having jurisdiction thereof by reason of length of time, geographical coverage, activities covered, or for any other reason, then the invalid or unenforceable provisions of this covenant shall be deemed reformed and amended to the maximum extent permissible under applicable law and shall be enforced and enforceable as so amended in accordance with the intention of the parties as expressed herein.

     8.   REPAYMENT OF LOANS MADE TO CONSULTANT

     Strategicus Partners, Inc. has loaned to Consultant the sum of $267,000, pursuant to the terms set forth in the Promissory Note. Prior to Consultant's execution of this Agreement, he has repaid all amounts due under such Promissory Note. The Company acknowledges receipt of all amounts advanced to Strategicus Partners, Inc. to loan to Consultant, and will return to Consultant the original Promissory Note and Guaranty of Linda Uphoff marked "Paid."

     9.   GENERAL PROVISIONS

          9.1  INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

     The Consultant acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of any provision of Sections 6 and 7 of this Agreement would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provisions of Sections 6 and 7 of this Agreement, and the Company will not be obligated to post bond or other security in seeking such relief.

          9.2  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

          9.3  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by

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facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service
(receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Company:       Net Value Holdings, Inc.
                         Two Penn Center, Suite 605
                         Philadelphia, PA 19102
                         Facsimile No.: (215) 564-3133

With a copy to:          Klehr, Harrison, Harvey, Branzburg & Ellers
                         260 South Broad Street
                         Philadelphia, PA 19102
                         Attention: Michael C. Forman
                         Facsimile No.: (215) 568-6603

If to the Consultant:    Barry Uphoff
                         4080 Winberie Avenue
                         Naperville, IL 60564
                         Facsimile No.: 312-255-6575

          9.4  ENTIRE AGREEMENT; AMENDMENTS

     This Agreement and the documents reference herein, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

          9.5  GOVERNING LAW

     This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

          9.6  JURISDICTION

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid

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therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

          9.7  ASSIGNABILITY, BINDING NATURE

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Consultant) and assigns. No rights or obligations of the Consultant under this Agreement may be assigned or transferred by the Consultant other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

          9.8  SURVIVAL

     The respective rights and obligations of the parties hereunder shall survive any termination of the Consultant's employment to the extent necessary to the intended preservation of such rights and obligations.

          9.9  PRIOR AGREEMENTS

     The Consultant represents and warrants to the Company that there are no restrictions, agreements or understandings of any kind whatsoever to which the Consultant is a party, or by which he is bound, which would inhibit, prevent or make unlawful his execution of this Agreement, and his execution and performance of this Agreement shall not constitute a breach of any contract, agreement or understanding, whether oral or written, to which he is a party or by which he is bound.

          9.10 ACKNOWLEDGMENT

     The Consultant hereby acknowledges and certifies that he has read the terms of this Agreement, that he has been informed by the Company that he should discuss it with an attorney of his choice, and that he understands its terms and effects. The Consultant further acknowledges that based on his training and experience, he has the capacity to earn a livelihood by performing services as an employee or otherwise in a business that does not violate the provisions of
Section 7.

          9.11 SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

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          9.12 SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          9.13 COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement (and all other agreements, documents, instruments and certificates executed and/or delivered in connection herewith) may be executed by facsimile signatures, each of which shall be deemed an original copy of this Agreement (or other such agreement, document, instrument and certificate).

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.


                                        NETVALUE HOLDINGS, INC.

                                        /s/ Andrew P. Panzo
                                        ---------------------------
                                        By:  Andrew P. Panzo
                                        Its: President


                                        /s/ Barry Uphoff
                                        ---------------------------
                                        Barry Uphoff, Individually

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                                  SCHEDULE 7
                             CONSULTING AGREEMENT


Diamond Technology Partners, Inc.
Merus Partners, Inc.
Timberline Retrievers L.L.C.
Timberline Farms L.L.C.
Webmodal.com
ACFN.com
Connectagon.com
Chouca.com
Journalia.com
Topscotch.com
Bingcherry.com
American Families Online, Inc.
Stallions.net
Zombie Studios Inc./Zombie L.L.C.
Fez.com
Cryptica.com
Thoughts.com
Bidland.com
ArmyHQ.com
Shrapnel.com
Eruptor.com

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